UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 1, 2013 (September 30, 2013)

PHYSICIANS REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-36007	46-2519850
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 East Wisconsin Avenue, Suite 1900
Milwaukee, Wisconsin	53202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 978-6494

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under ☐ the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under ☐ the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 30, 2013, Physicians Realty Trust (the “Company”), through its operating partnership, Physicians Realty L.P. (the “Operating Partnership”), entered into an Assignment and Assumption of Agreement of Sale and Purchase (the “Agreement”) with Graymark Healthcare, Inc., an Oklahoma corporation(the “Assignor”), to assume all of the rights, title, interests and obligations to a certain Agreement of Sale and Purchase to which the Assignor is a party, for the acquisition of an approximately 52,000 square foot outpatient care building (the “Facility”), located in Oklahoma City, OK in exchange for the payment by the Operating Partnership of approximately $15.6 million.  The Facility will be leased  by Foundation Surgical Affiliates, L.L.C., (“Foundation”) a wholly owned subsidiary of Assignor, until 2023 with initial rent equal to $1,248,000 per year, with annual rent escalations of 2%, representing an initial yield of 8% excluding transaction costs.  The Company funded the purchase price for the property with proceeds from the Company’s recently completed initial public offering and borrowings under the Company’s senior secured revolving credit facility.

Foundation subleases over 20,000 rentable square feet of the Facility to a joint venture, Foundation Surgery Center of Oklahoma City, L.L.C., an ambulatory surgery center owned and managed by Foundation, together with 30 physicians.  Foundation also subleases space in the Facility to physicians and uses a portion of the Facility for general corporate purposes.

The Operating Partnership also entered into an Agreement in Connection with the Assignment and Assumption of Agreement of Sale and Purchase with Assignor that provides for certain agreements and covenants in connection with the Agreement and assumption of the Agreement of Purchase and Sale, including (i) restating the lease on the Facility, (ii) granting Graymark Healthcare, Inc. a 1% ownership interest in the Operating Partnership’s subsidiary that will own the Facility and (iii) an option for Graymark Healthcare, Inc. to purchase, in aggregate, a 49% interest in the Operating Partnership’s subsidiary that will own the Facility.

The Company closed on the acquisition on September 30, 2013.

A copy of the press release announcing the transaction is filed as Exhibit 99.1 to this report.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

(a) Financial Statements of Property Acquired

The financial statements required by Item 9.01(a) are currently being prepared. The Company will file the required financial statements under the cover of Form 8-K/A as soon as practicable but not later than 71 calendar days after the latest date on which this initial Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) is currently being prepared. The Company will file the required pro forma financial information under the cover of Form 8-K/A as soon as practicable but not later than 71 calendar days after the latest date on which this initial Current Report on Form 8-K is required to be filed.

(d) Exhibit 99.1 is attached to this 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHYSICIANS REALTY TRUST

October 1, 2013	By:	/s/ John T. Thomas
		Name:	John T. Thomas
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Press Release, dated October 1, 2013, issued by Physicians Realty Trust